SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

	Filed by the Registrant	[X]
	Filed by a Party other than the Registrant	[ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material under Rule 14a-12
Fidelity Concord Street Trust
(Name of Registrant as Specified In Its Charter)
(if you checked "filed by registrant above" do not fill this in: Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[X]	No fee required.
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(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
(4) Proposed maximum aggregate value of transaction:
(5) Total Fee Paid:
[ ]	Fee paid previously with preliminary materials.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Urgent Reminder - Proxy Information
Fidelity® U.S. Bond Index Fund	Spartan International Index Fund
Spartan® Extended Market Index Fund	Spartan Total Market Index Fund
Spartan U.S. Equity Index Fund

Your fund needs your vote for a Special Shareholder Meeting!
Please cast your ballot right away!

Several weeks ago, we mailed you proxy information so that you could vote on important proposals which affect your fund(s) at the request of the Board of Trustees. This information described each proposal and asked for your vote on these important issues. To hold the meeting scheduled for June 13, 2001, we must receive a majority of the votes. The Trustees believe these proposals are in the best interest of shareholders. They recommend a vote for each proposal

Your vote is very important no matter how large or small your holdings may be. A prompt response will help your fund obtain the votes needed to hold the Shareholder meeting on

June 13, 2001 as scheduled, reducing the need for costly additional requests. If your holdings are in your 401 (k), 403 (b) or 457 plan or other account, please vote right away!

Voting is quick and easy. Everything you need to vote is enclosed! If you have more than one account in the fund(s), you will receive a separate card for each account. Please vote each card..

Urgent - Please vote now using one of these options:

Vote By Telephone

Call 1-800-848-3155, toll-free weekdays from 8:00 AM - 8:00 PM Eastern Time and Saturdays from 11:00 AM - 6:00 PM, Eastern Time, and your vote will be recorded by a representative of D.F. King, Inc., our independent proxy solicitation firm.

Vote By Touch-Tone Phone

Call the toll-free number on your proxy ballot card(s) and follow the recorded instructions.

Vote By Fax

Fax the front and back of your signed proxy card to our proxy tabulator at 1-888-451-8683.

Vote By Mail

Mail your signed proxy card in the enclosed envelope right away!

We appreciate your immediate attention to this urgent request. If you have any further questions, please call Fidelity at 1-800-544-3198. If you have already voted, thank you.

Sincerely,

Edward C. Johnson 3d

Chairman and Chief Executive Officer

CST-PXL3-0401

1.759310.100

VRS recording script - Funds #0650, #0651, #0397, #0398, # 0399,

Hello. Several funds need proxy votes from shareowners to hold their shareholder meetings. If you receive a proxy ballot from your fund, please vote promptly. Thank you.

For more complete information about any of the mutual funds available through the plan, including fees and expenses, call or write Fidelity for free prospectuses. Read them carefully before you make your investment choices.

Fidelity Investments Institutional Services Company, Inc. 82 Devonshire St., Boston, MA 02109

134825